Exhibit 5.1


                                  DAVID L. KAHN
                                 Attorney at Law
                          535 N. Hayworth Avenue, #301
                              Los Angeles, CA 90048
                                 (323) 658-6771
                               FAX (213) 736-5300



                                  July 16, 2001



Consolidated Pictures Corp.
54 Hamilton Terrace
New York, NY 10031

RE:      Consolidated Pictures Corp.
         Registration Statement on Form SB-2, No. 333-61892

Gentlemen:

My Activities as Securities Counsel for the Company

         I have acted as securities counsel to Consolidated Pictures Corp. (the "Company"). I have provided legal services in connection with the Company's proposed distribution of 500,000 Units consisting of 500,000 shares of the Company's $0.0001 par value Common Stock (the "Common Stock") and 500,000 Class A Warrants and 500,000 Class B warrants (the "Warrants'). The Common Stock and Warrants are more particularly described in the Prospectus in the Registration Statement (No. 333-61892) on Form SB-2 (the "Registration Statement"), filed by the Company under the Securities Act of 1933, as amended. In such capacity, I have examined the corporate records of the Company, including its Certificate of Incorporation, Bylaws, and Minutes of Meetings and Consents of its Director. I also have examined and participated in the preparation of the Registration Statement.

My Opinion Relating to the Securities Offering

         Based upon the foregoing investigations and examinations, I am of the opinion that:

         1. Valid Corporation. The Company is duly incorporated and existing under the laws of Delaware.

         2. Authorized Stock. The Company has authorized 50,000,000 shares of common Stock, $0.0001 par value and 5,000,000 shares of preferred stock, $0.0001 par value.

         3. Validity and Non-assessibility of Securities Being Sold. The Common Stock and warrants being sold upon receipt of the consideration therefore and satisfaction of any other specified conditions (including compliance with federal and state securities laws), when issued, will be duly authorized and issued, fully paid and non-assessable.

                                                         Very truly yours,

                                                         /s/ David L. Kahn
                                                         -------------------
                                                         David L. Kahn